Exhibit 10.3

November 30, 2021

DD3 Acquisition Corp. II

Pedregal 24, 3rd Floor, Interior 300

Colonia Molino del Rey, Del. Miguel Hidalgo

11040 Mexico City, Mexico

Codere Online Luxembourg, S.A.

7 rue Robert Stümper, L-2557

Luxembourg, Grand Duchy of Luxembourg

Ladies and Gentlemen:

Reference is made to the business combination agreement (the “Business Combination Agreement”) entered into as of June 21, 2021 by and among DD3 Acquisition Corp. II (“SPAC”), Codere Newco, S.A.U. (“Parent”), Servicios de Juego Online, S.A.U. (the “Company”), Codere Online Luxembourg, S.A. (“Holdco”) and Codere Online U.S. Corp. (“Merger Sub”). Capitalized terms used but not otherwise defined in this letter agreement (this “Expense Reimbursement Agreement”) have the respective meanings ascribed thereto in the Business Combination Agreement.

This Expense Reimbursement Agreement, including the representations, warranties and agreements of DD3 Sponsor Group, LLC (“Sponsor”) and Parent set forth herein, when accepted by the SPAC and Holdco, will evidence the agreement of the parties with respect to the matters contained in this Expense Reimbursement Agreement. Parent, Sponsor, SPAC and Holdco further agree for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as follows:

1. Sponsor, as shareholder of the SPAC, in consideration of the benefits that Sponsor will receive in connection with the Business Combination Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agrees to reimburse Holdco, as future sole shareholder of the Surviving Corporation under the Business Combination Agreement, for the aggregate amount of SPAC Transaction Expenses payable by the Surviving Corporation in excess of the maximum SPAC Transaction Expenses required to be paid by the Surviving Corporation under Section 11.03 of the Business Combination Agreement. For the avoidance of doubt, notwithstanding the references in Section 11.03 of the Business Combination Agreement to the maximum amount of SPAC Transaction Expenses payable pursuant to each of the concepts set forth in the Transaction Expenses Table, Sponsor shall not be required to reimburse Holdco if the aggregate maximum amount of SPAC Transaction Expenses payable by the Surviving Corporation does not exceed the aggregate maximum SPAC Transaction Expenses required to be paid by the Surviving Corporation under Section 11.03 of the Business Combination Agreement, regardless of whether SPAC Transaction Expenses are exceeded in one or more of the concepts set forth in the Transaction Expenses Table.

2. Parent, as shareholder of the Company and Merger Sub, in consideration of the benefits that Parent will receive in connection with the Business Combination Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agrees to reimburse Holdco, as shareholder of the Company and future sole shareholder of the Surviving Corporation under the Business Combination Agreement, for the aggregate amount of Company Transaction Expenses payable by the Surviving Corporation, Holdco, the Company or any Company Subsidiary in excess of the maximum Company Transaction Expenses required to be paid by the Surviving Corporation under Section 11.03 of the Business Combination Agreement. For the avoidance of doubt, notwithstanding the references in Section 11.03 of the Business Combination Agreement to the maximum amount of Company Transaction Expenses payable pursuant to each of the concepts set forth in the Transaction Expenses Table, Parent shall not be required to reimburse Holdco if the aggregate maximum amount of Company Transaction Expenses payable by the Surviving Corporation, Holdco, the Company or any Company Subsidiary does not exceed the aggregate maximum Company Transaction Expenses required to be paid by the Surviving Corporation under Section 11.03 of the Business Combination Agreement, regardless of whether Company Transaction Expenses are exceeded in one or more of the concepts set forth in the Transaction Expenses Table.

3. The Chief Financial Officer of SPAC, solely in his or her capacity as such, provided written notice to the Company of the SPAC’s good faith estimate of the SPAC Transaction Expenses, including reasonable supporting materials for the amount of each item included in SPAC Transaction Expenses.

4. The Chief Financial Officer of the Company, solely in his or her capacity as such, provided written notice to SPAC of the Company’s good faith estimate of the Company Transaction Expenses, including reasonable supporting materials for the amount of each item included in Company Transaction Expenses.

5. Parent and Sponsor agree that payments hereunder shall be made by wire transfer of immediately available funds to one or more accounts designated for such purposes by Holdco. If any payments pursuant to this Expense Reimbursement Agreement are taxable, the parties shall cooperate and use reasonable best efforts to structure any payment pursuant to this Expense Reimbursement Agreement in a manner that reduces, minimizes or eliminates any applicable Taxes to the extent reasonably permitted under applicable Tax Law while not adversely affecting Parent or Sponsor, as applicable, in any material respect. Notwithstanding Section 11.02 of the Business Combination Agreement, the representations, warranties, obligations, agreements and covenants in this Expense Reimbursement Agreement shall survive the Closing.

6. The obligations of Parent and Sponsor under this Expense Reimbursement Agreement are not exclusive and shall not limit any rights or remedies which may otherwise be available to the SPAC or Holdco at law or in equity and shall be in addition to any liability which it may otherwise have.

7. This Expense Reimbursement Agreement may not be assigned by any party without the prior written consent of each other party hereto. The provisions of this Expense Reimbursement Agreement shall be for the benefit of and enforceable by the SPAC and Holdco. No other person shall have any rights hereunder.

8. If any provision of this Expense Reimbursement Agreement is held to be illegal, invalid or unenforceable, the provision shall be fully severable; this Expense Reimbursement Agreement shall be construed and enforced as if the illegal, invalid or unenforceable provision had never comprised a part of this Expense Reimbursement Agreement, and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Expense Reimbursement Agreement. Furthermore, in lieu of the illegal, invalid or unenforceable provision, there shall be added automatically as a part hereof a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, and, as changed or amended, continue to reflect the original intent of the parties hereto.

9. The parties to this Expense Reimbursement Agreement each agree not to disclose the existence of this Expense Reimbursement Agreement or the contents or subject matter hereof to any other party without the prior written consent of the other parties hereto unless required by applicable Law, judicial process, regulatory action or stock exchange rules or regulations (in which case, to the extent permitted by such Law, process, action, rule or regulation, the non-disclosing party shall allow the other party reasonable time to comment on the contents of such disclosure in advance of such disclosure); provided that each party may disclose the existence, contents and subject matter of this Expense Reimbursement Agreement to its officers, directors, attorneys, agents and other representatives (“Representatives”), so long as such party makes its Representatives aware of its confidentiality obligations pursuant to this Section 9 and agrees to be liable for any disclosure by its Representatives of the existence of this Expense Reimbursement Agreement or the contents or subject matter hereof except to the extent permitted hereby, and that this Expense Reimbursement Agreement may be described in, and filed as an exhibit to, any registration statement of Holdco filed with the U.S. Securities and Exchange Commission. Nothing contained herein shall limit the SPAC or Holdco from disclosing this Expense Reimbursement Agreement and the subject matter hereof in connection with the enforcement of their rights hereunder.

10. The provisions of Section 11.01 (including Sponsor, which details are set forth below), 11.07, 11.08, and 11.12 of the Business Combination Agreement are incorporated herein and shall apply to this Expense Reimbursement Agreement, mutatis mutandis.

if to Sponsor, to:

DD3 Sponsor Group, LLC

Pedregal 24, 3rd Floor, Interior 300

Colonia Molino del Rey, Del. Miguel Hidalgo

11040 Mexico City, Mexico
Attention: Jorge Combe
Email: jorge.combe@dd3.mx

with a copy to:

Greenberg Traurig, P.A.
333 SE 2nd Ave., Suite 4400
Miami, FL 33131
Attention: Alan Annex
Email: annexa@gtlaw.com

11. This Expense Reimbursement Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature page follows]

Very truly yours,

Codere Newco, S.A.U.

By:	/s/ Vicente di Loreto
Name:	Vicente di Loreto
Title:	Authorized Signatory

DD3 Sponsor Group, LLC

By:	/s/ Jorge Combe
Name:	Jorge Combe
Title:	Manager

Accepted and agreed by,

DD3 Acquisition Corp. II

By:	/s/ Martin Werner
Name:	Martin Werner
Title:	Chief Executive Officer

Codere Online Luxembourg, S.A.

By:	/s/ Moshe Edree
Name:	Moshe Edree
Title:	Managing Director

[Signature page to Expense Reimbursement Agreement]